       As filed with the Securities and Exchange Commission on February 21, 1997
                                                        Registration No. 333-986
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------


       DELAWARE                                        68-0239619
-----------------------                    -----------------------------------
(STATE OF INCORPORATION                    (I.R.S. EMPLOYER IDENTIFICATION NO.)



                             100 BLUE RAVINE ROAD
                           FOLSOM, CALIFORNIA 95630
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                               STOCK OPTION PLAN
                            1994 STOCK OPTION PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                           1995 DIRECTOR OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                              -------------------

                            PHILIP N. CARDMAN, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      OBJECTIVE SYSTEMS INTEGRATORS, INC.
                             100 BLUE RAVINE ROAD
                           FOLSOM, CALIFORNIA 95630
                                (916) 353-2400
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                  Copies to:
                              CHRIS FENNELL, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94306
                                (415) 493-9300

                              -------------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                          PROPOSED    PROPOSED
                                          MAXIMUM     MAXIMUM
 TITLE OF EACH CLASS           AMOUNT     OFFERING    AGGREGATE      AMOUNT OF
   OF SECURITIES TO             TO BE       PRICE     OFFERING     REGISTRATION
    BE REGISTERED             REGISTERED  PER SHARE     PRICE         FEE(1)
--------------------------------------------------------------------------------
See Below.*                      N/A*        N/A*        N/A*           N/A*
===============================================================================


*No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-986. Therefore, no further registration fee is required.

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

  This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statement on Form S-8 (File No. 333-986) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act") by Objective Systems Integrators, Inc., a Delaware corporation ("OSI Delaware" or the "Registrant"), which is the successor to Objective Systems Integrators, Inc., a California corporation ("OSI California"), following a statutory merger effective on January 28, 1997 (the "Merger") for the purpose of changing OSI California's state of incorporation. Prior to the Merger, OSI Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, OSI Delaware succeeded by operation of law to all of the assets and liabilities of OSI California. The Merger was approved by the shareholders of OSI California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

  Except as modified by this Amendment No. 1, OSI Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Act and the 1934 Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The contents of the Registration Statement are incorporated herein by reference. In addition, there are hereby incorporated by reference in this Amendment to the Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed pursuant to Section 13 of the 1934 Act; and

         (b) The Registrant's Quarterly report on Form 10-Q for the quarter ended September 30, 1996, filed pursuant to Section 13 of the 1934 Act.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed pursuant to Section 13 of the 1934 Act.

         (d) Description of Registrant's Common Stock contained in the Registrant's Registration Statement of Certain Successor Issuers on Form 8-B, filed pursuant to Section 12(g) of the 1934 Act, which was declared effective on February 5, 1997.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS.
         -------------------------

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the
fullest extent permitted by law.   The Registrant believes that indemnification
under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such
liability under the General Corporation Law of Delaware.   The Registrant
currently has secured such insurance on behalf of its officers and directors.

    The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS.
         --------

         Exhibit
         Number              Document
         -------             --------

           23.1              Independent Auditors' Consent


ITEM 9.  UNDERTAKING.
         -----------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                   (i) To include any prospectus required by Section 10(a)(3) of the Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Folsom, State of California, on this 20th day of February, 1997.


                              OBJECTIVE SYSTEMS INTEGRATORS, INC.



                                 By:   /s/ Joseph T. Ambrozy
                                       --------------------------
                                       Joseph T. Ambrozy
                                       President, Chief Executive Officer
                                       and Director

                               POWER OF ATTORNEY

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENTS ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                          TITLE                      DATE
          ---------                          -----                      ----

/s/ Joseph T. Ambrozy              President, Chief Executive       February 20, 1997
------------------------------       Officer and Director
(Joseph T. Ambrozy)                  (Principal Executive
                                     Officer)

/s/ David M. Allen                 Vice President, Finance and      February 20, 1997
------------------------------       Administration, and Chief
(David M. Allen)                     Financial Officer (Principal
                                     Financial and Accounting
                                     Officer)

* Tom L. Johnson                   Co-Chairman of the Board of
------------------------------       Directors
(Tom L. Johnson)


* Richard G. Vento                 Co-Chairman of the Board of
------------------------------       Directors
(Richard G. Vento)


* George F. Schmitt                Director
------------------------------
(George F. Schmitt)

                                   Director
------------------------------
(Jonathan B. Shantz)


------------------------------
(Kornel Terplan, Ph.D.)            Director



*By:  /s/ Joseph T. Ambrozy                                         February 20, 1997
    --------------------------
       Joseph T. Ambrozy
       Attorney-in-Fact